Exhibit 99.2

TripAdvisor, Inc. Q3 2018 Prepared Remarks

(All comparisons are against the same period of the prior year, unless otherwise noted; some calculations may not foot due to rounding)

We posted a very strong third quarter. Five main takeaways from these prepared remarks:

1.	Delivered strong Q3 consolidated adjusted EBITDA growth and currently expect full year 2018 consolidated adjusted EBITDA growth in the mid-twenties percent range;
2.	Returned to positive revenue per hotel shopper growth;
3.	Grew the number of hotel shoppers we directed to partner websites; we expect total hotel shopper growth rate impacts from the marketing pull-back to moderate over the coming quarters;
4.	Accelerated revenue growth in both Experiences and Restaurants in Q3 and expect growth to accelerate again in Q4; Q3 Non-Hotel revenue growth was dampened by Rentals
5.	Expecting healthy consolidated adjusted EBITDA growth in 2019.

Consolidated Financials

Q3 consolidated revenue growth accelerated, growing 4% to $458 million. GAAP net income increased 176% to $69 million, and consolidated adjusted EBITDA grew 54% to $146 million, as consolidated adjusted EBITDA margin improved to 32%. Operating cash flow for the first nine months of 2018 grew 70% to $374 million. We delivered increased operating efficiency while investing for long-term profitable growth.

Hotel Segment

What a difference a year makes. We enhanced the hotel shopping experience, improved our platform, and optimized marketing investments to increase customer value. This has improved revenue performance, increased operating efficiency, and completely revitalized Hotel segment profitability.

We see the positive results of these changes in Hotel segment revenue, click-based revenue and revenue per hotel shopper performance – all of which improved in Q3 compared to Q2. Hotel adjusted EBITDA nearly doubled and Hotel adjusted EBITDA margins expanded to 32%.

Revenue per hotel shopper growth improved for the third consecutive quarter, accelerating to 5%. This improved by 12 points compared to Q2 despite the ongoing hotel shopper mix shift to lower-monetizing mobile devices. By device, we drove 10% revenue per hotel shopper growth on desktop/tablet and 25% growth on mobile. Mobile click-based revenue grew 40% as our mobile-centric product design and increased test-and-learn velocity continue to pay off. Mobile demand growth remained solid as well, as mobile hotel shoppers grew 12% and surpassed 50% of total hotel shoppers for the first time. Over time, we believe mobile monetization can improve as TripAdvisor increasingly becomes travelers’ one-stop shop throughout the hotel shopping journey.

Revenue per hotel shopper gains drove better click-based revenue performance, which improved sequentially to nearly flat in Q3. Positive trends have continued, and we expect click-based revenue growth and revenue per hotel shopper growth to improve in Q4 versus Q3.

Q3 results also highlight increased operating efficiency and significant underlying profit gains while we strategically invest for future profitable growth. We invested $35 million in television advertising in Q3 (for a total of $92 million through the first nine months of 2018). We continue to test and iterate, improving our return on investment as we promote TripAdvisor’s great hotel shopping value proposition.

Increased efficiency shined through; consolidated direct selling and marketing expenses decreased 23%, Hotel segment adjusted EBITDA grew 94% to $99 million, and Hotel segment adjusted EBITDA margin expanded to 32%, its highest level in two years.

Progressive marketing optimizations since Q3 2017 have reduced low-quality traffic and, as expected, caused hotel shoppers to decline 5% in Q3. Traffic quality improved, however. We grew the number of hotel shoppers that we directed to partner websites, demonstrating that product and marketing efforts are driving increased price shopping behavior and generating more bookings. We remain focused on maximizing booking value for partners and expect impacts on total hotel shopper growth rates to moderate over the coming quarters.

Shifting gears, display and subscription revenue grew 7% in Q3, as hotel media ad growth offset softer-than-expected display-based revenue growth. Hotel media ads have had nice traction in year one, and there’s so much more we can do. These ads enable hoteliers to increase visibility on our platform, are equally valuable across all devices, and their growth creates a high-margin revenue tailwind in our Hotel segment.

Finally, as referenced last quarter, we significantly reset marketing investments within non-TripAdvisor-branded hotel offerings. This, combined with a tougher year-over-year growth comparison, caused other hotel revenue to decline 27% year-over-year in Q3. Further realignment of these offerings will likely further pressure revenue growth in Q4 and beyond, though we expect any measures to be positive to the bottom-line.

In sum, we’re hitting our key 2018 objectives: improving Hotel segment profit, driving more value for partners and investing for future profitable growth.

Non-Hotel Segment

Experiences and Restaurants revenue growth each accelerated in Q3 versus Q2, and grew much faster than Non-Hotel segment revenue growth of 20%.

In Experiences, we nearly doubled bookable products year-over-year to 140,000 in Q3, reinforcing TripAdvisor’s leadership position as the place to discover and book great in-destination experiences. Today, the vast majority of global travel experiences are sold offline. We’re not only bringing more supply online, but also equipping more suppliers with Bokun’s industry-leading business management software.

Additionally, we’re ensuring travelers can find and book the experiences they want, in the language they speak, in the country they are traveling to, and with the preferred payment methods they use. This balanced growth strategy is working. In Q3, we generated strong growth in bookings and gross booking value, each of which grew by more than 30%, primarily due to our fast-growing TripAdvisor channel.

In Restaurants, during Q3 we increased demand, bookable restaurants, and bookings at LaFourchette, and realized strong, high-margin revenue growth from TripAdvisor media advertising and premium subscription products.

LaFourchette seated diners grew 28% and bookable restaurants grew 19% to 54,000. Consistent bookings and conversion growth, most prominently via the mobile app, indicates significant brand strength and deepening engagement as we help local and in-destination consumers discover and book great places to eat.

Additionally, we’ve significantly grown TripAdvisor premium subscription and media ad products. We see ample runway as we deepen relationships with more of the 4.9 million restaurants on TripAdvisor giving them enhanced profiles, deep analytics and advertising opportunities in front of a massive global audience.

Ongoing Experiences and Restaurants strength was offset by a seasonally-high impact from Rentals revenue declines, as well as changes in foreign currency. Rentals remains nicely profitable and rounds out our comprehensive consumer offering and enables us to deliver a larger selection of high-quality accommodations. At the same time, we have prioritized growth and investment in Experiences and Restaurants, where TripAdvisor’s differentiated brand and massive mobile footprint provide ample opportunity for revenue growth, market share gains and attractive long-term returns.

Looking forward, we expect Experiences and Restaurants revenue growth to accelerate again in Q4, which will also accelerate Non-Hotel revenue growth. We anticipate full-year 2018 Non-Hotel segment revenue growth in the mid-twenties-percent range, in line with recent years.

Other notable developments

A couple of weeks ago, we were pleased to announce Lindsay Nelson as President of Core Experience. Lindsay takes the helm of a team that is already reinventing travel. In September, we pre-announced the “New TripAdvisor”, which opens our publishing platform to brands and influencers, and allows consumers to effortlessly discover, save and share great recommendations through new content and new features such as a personalized travel feed and Trips. We are rolling out this curated experience now and will launch across all 49 markets on all platforms next week. Compared to the constant real-time deluge of irrelevant content on social networks, the new experience enables us to deliver engaging content and helpful travel recommendations and advice in relevant time, reinforcing TripAdvisor as the de facto hub of immersive travel content and go-to place for travel planning.

More broadly, Core Experience represents important “connective tissue” across TripAdvisor, ensuring a more delightful, engaging and rewarding experience throughout the travel journey, from inspiration and discovery, to shopping and booking, to experiencing and sharing. This is just the beginning for TripAdvisor as we continue to enhance the integrated TripAdvisor experience. We will continue to evolve and launch more customer-centric product features and initiatives to better assist the traveler throughout their entire journey and make TripAdvisor membership even more valuable. Over the long-term, deepening consumer engagement also can unlock significant advertising opportunities on our platform. We’ve made exciting progress, and we’re enthusiastic about what’s ahead.

Outlook

As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary. However, a number of factors outside of our control can limit our visibility into near-term financial performance and can cause our results to vary materially from our current expectations.

2018 has continued to progress ahead of our expectations. Given our increased visibility this late in the year, we currently expect:

•	Full year 2018 consolidated adjusted EBITDA growth in the mid-twenties percent range;
•	Improving growth in Consolidated revenue, Hotel segment revenue, and Non-Hotel segment revenue in Q4 2018;
•	Hotel segment revenue growth and TripAdvisor-branded click-based and transaction revenue growth in Q4 2018, offsetting hotel shopper declines;
•	Experiences and Restaurants revenue growth to accelerate in Q4 2018, offsetting Rentals declines; and
•	Full year 2018 Non-Hotel revenue growth in the mid-twenties percent range.

Additionally, we expect healthy consolidated adjusted EBITDA growth in 2019.

In our Hotel segment, we expect ongoing monetization improvements, return of advertising gains, and high-margin media ad growth. In Non-Hotel, our focus remains on capturing the market potential in Experiences and Restaurants by expanding our footprint and driving attractive revenue growth.

In summary, it has been a strong year thus far and we believe we are well positioned heading into 2019. We believe we have turned a corner, we have strengthened our consumer and partner offerings, and we are just at the beginning of unlocking exciting, long-term growth opportunities across our global platform.

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TripAdvisor’s third quarter 2018 earnings press release is available on the Investor Relations section of the TripAdvisor website at http://ir.tripadvisor.com/. The earnings release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the U.S. Securities Exchange Commission, or SEC, on November 7, 2018, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Forward-Looking Statements:

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part II. Item 1A. "Risk Factors" of our Quarterly Report on Form 10-Q. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures:

These prepared remarks may include references to non-GAAP measures, such as adjusted EBITDA (including forecasted adjusted EBITDA), free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled adjusted EBITDA guidance to projected GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income(loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earning press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as

Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on November 7, 2018, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Key Business Metrics:

We review a number of metrics, including unique visitors, hotel shoppers, and revenue per hotel shopper, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs.  As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy. For example, during Q3 2018, we improved our counting methodology for hotel shoppers, and have re-casted figures back through the beginning of 2017 for both hotel shoppers and revenue per hotel shopper. This change did not have a material impact on these trends. In addition, our measures of user growth and user engagement may differ from estimates published by third parties or from similarly-titled metrics of our competitors due to differences in methodology.